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                                  EXHIBIT 21
                        Subsidiaries of the Corporation

The following bank subsidiaries are national banks and are organized under the laws of the United States:
     Associated Bank, National Association
     Associated Bank Green Bay, National Association
     Associated Bank Lakeshore, National Association
     Associated Bank Portage, National Association

The following bank subsidiaries are state banks and are organized under the laws of the State of Wisconsin:
     Associated Bank Lodi                   Associated Bank North
     Associated Bank Madison                Associated Bank Reedsburg
     Associated Bank Milwaukee              Associated Bank West Allis

The following bank subsidiaries are state banks and are organized under the laws of the State of Illinois:
     Associated Bank Chicago
     Associated Bank Gladstone-Norwood

The following non-bank subsidiary is a thrift organized under the laws of the United States:
     First Financial Bank

The following non-bank subsidiaries are organized under the laws of the State of
Wisconsin:
     Associated Banc-Corp Services, Inc.    Associated Leasing, Inc.
     Associated Banc-Shares, Inc.           Associated Mortgage, Inc.
     Associated Commercial Finance, Inc.    Associated Card Services Bank,
     Associated Commercial Mortgage, Inc.    National Association
     Associated Financial Center, Ltd.      Associated Trust Company, National
     Associated Investment Services, Inc.    Association
     First Financial Corporation            Appraisal Services, Inc.
                                            FFS Funding Corp., Inc.

The following non-bank subsidiaries are organized under the laws of the State of
Illinois:
     Associated Illinois Banc-Corp
     Associated Great Northern Mortgage Company
     The Mortgage Man Company

The following non-bank subsidiary is organized under the laws of the State of
Arizona:
     Banc Life Insurance Corporation

The following non-bank subsidiary is organized under the laws of the State of
California:
     Mortgage Finance Corporation

The following non-bank subsidiary is organized under the laws of the State of
Delaware:
     UFS Capital Corporation

The following non-bank subsidiary is organized under the laws of the State of
Missouri:
     Illini Service Corporation

The following non-bank subsidiaries are organized under the laws of the State of
Nevada:
     ASBC Investment Corp - Green Bay       ASBC Investment Corp - Neenah
     ASBC Investment Corp - Lakeshore       ASBC Investment Corp - North
     ASBC Investment Corp - Lodi            ASBC Investment Corp - Portage
     ASBC Investment Corp - Madison         ASBC Investment Corp - Reedsburg
     ASBC Investment Corp - Milwaukee       ASBC Investment Corp - West Allis
     First Financial Investments, Inc.